GUARANTY

THIS GUARANTY (“Guaranty”) dated as of October 31, 2011, is executed and delivered by AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP III, L.P., a Delaware limited partnership (“Guarantor”), to BOKF, NA (“Lender”), doing business as Bank of Texas.

ARTICLE 1

Section 1.1.   Definitions.  As used in this Guaranty, these terms shall have these respective meanings:

Borrower means ARC FEBTTMT001, LLC, a Delaware limited liability company.

Credit Documents means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the debt evidenced by the Note, including the Note and this Guaranty.

Debt means all debt (principal, interest or other) evidenced by the Note and all debt (principal, interest or other) to Lender incurred under or evidenced by the other Credit Documents.  The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason.  The Debt also includes the Special Damages and all reasonable attorneys’ fees and any other expenses incurred by Lender in enforcing any of the Credit Documents.

Dollars and $ means lawful money of the United States of America.

Note means the promissory note dated concurrently herewith in the face principal sum of $5,060,000.00, executed by Borrower and payable to the order of Lender, and all renewals, extensions, modifications, increases and rearrangements of, and substitutions for, that note permitted by Lender or other holder of that note.

Obligor means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including Borrower and Guarantor.

Person means any person, entity or body.

Special Damages means all loss Lender may incur and which may become owing to Lender under the terms of the Credit Documents as a result of or in connection with any of the following:

(a)           any Obligor’s fraud or willful misrepresentations;

(b)           any unearned prepaid rental or other income arising with respect to the property then covered by the liens, assignments and security interests of the Credit Documents (the “Liens”) and, in addition, any rental or other income arising with respect to the property then covered by the Liens and retained by any Obligor after the earliest to occur of (i) the date on which Lender accelerates maturity of the Note, or (ii) the date on which Lender forecloses (or attempts to foreclose) the Liens, or (iii) the date on which Lender has given to any Obligor any notice that any Obligor is in default hereunder or under the other Credit Documents, it being understood and agreed that except as expressly set forth in the Credit Documents Lender has no obligation to give any such notice (such earliest date being herein called the “Operative Date”);

(c)           the removal or disposal of any property covered by the Liens after the Operative Date;

(d)           failure to pay taxes, assessments or other charges which can create liens on any portion of the property covered by the Liens that are payable or applicable before any applicable foreclosure under the Credit Documents (but only to the full extent of any such taxes, assessments or other charges not so paid);

(e)           failure to pay any valid mechanic’s liens, materialmen’s liens or other liens (whether or not similar) arising due to work performed or materials furnished before any sale or foreclosure which could create liens on any portion of the property covered by the Liens (but only to the full extent of the amount rightfully claimed by the lien claimant and not so paid);

(f)           the misapplication by Borrower or any other applicable Obligor of (i) any proceeds paid to Borrower or any other applicable Obligor before any such foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the property covered by the Liens (but only to the full extent of such proceeds so misapplied), or (ii) any proceeds or awards resulting from the condemnation, before any such foreclosure, of all or any part of the property covered by the Liens (but only to the full extent of such proceeds or awards so misapplied);

(g)           failure to deliver to Lender or the applicable tenant any security deposit paid by any tenant with respect to any property covered by the Liens, to the extent such tenant is lawfully entitled to receive a refund of such security deposit;

(h)           default in the full and complete performance of the indemnification obligations set forth in the Environmental Risk Agreement dated concurrently herewith executed by Borrower and Guarantor in favor of Lender, as the same may be amended, supplemented, restated or replaced from time to time;

(i)           any failure to fully pay and satisfy all operating expenses of the property covered by the Liens accrued to the date of foreclosure of the applicable Lien to the extent that (a) the tenant under the Fed Ex Lease is not timely paying such expenses and (b) revenue from the Project is sufficient to pay such amounts;

(j)           failure to maintain insurance as required by and in accordance with the terms of the Credit Documents to the extent that the tenant under the Fed Ex Lease is not timely maintaining such insurance;

(k)           failure to comply with Section 10.7 of the Deed of Trust captioned “Due on Sale”; and

(l)           any failure to maintain, repair or restore the property covered by the Liens in accordance with the terms and provisions of the Liens, to the extent that Lender is not compensated by insurance proceeds collected by Lender as a result of such failure and to the extent that the tenant under the Fed Ex Lease is not required to perform such maintenance, repair or restoration pursuant to the Fed Ex Lease.

Each capitalized term used but not defined in this Guaranty shall have the meaning given to such term in that certain Acquisition Loan Agreement of even date herewith between Borrower and Lender.

ARTICLE 2

Section 2.1.   Execution of Credit Documents.  Borrower has executed and delivered the Note to Lender, and the Note is secured by the liens, security interests, collateral assignments and other security devices created, evidenced or carried forward by the Credit Documents.

Section 2.2.   Consideration.  In consideration of the credit and financial accommodations contemplated to be extended to Borrower by Lender pursuant to the Credit Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Lender with the intention of being presently and legally bound by its terms.

ARTICLE 3

Section 3.1.   Guaranty.  Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Lender the full, prompt and punctual payment of the Special Damages.  This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Special Damages shall not be paid when due, Guarantor will immediately pay the Special Damages to Lender or other Person entitled to it, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert, (b) whether Lender or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Special Damages and (c) any other circumstance, condition or contingency.

Section 3.2.   Obligations Not Affected.  Guarantor’s covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent governmental authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

(a)           release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Credit Documents or by applicable law on any Obligor or any party to the Credit Documents.

(b)           extension of the time for payment of any part of the Debt or any other sums payable under the Credit Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Credit Documents or change in the manner, place or other terms of such payment or performance.

(c)           settlement or compromise of any or all of the Debt.

(d)           renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Credit Documents or any obligations under the Credit Documents of any Obligor or any other party to the Credit Documents (without limiting the number of times any of the foregoing may occur).

(e)           acceleration of the time for payment or performance of any Debt or other obligation under any of the Credit Documents or exercise of any other right, privilege or remedy under or in regard to any of the Credit Documents.

(f)           failure, omission, delay, neglect, refusal or lack of diligence by Lender or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on Lender or any other Person in any of the Credit Documents or by law or action on the part of Lender or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor or any other Person.

(g)           release, surrender, exchange, subordination or loss of any security or lien priority under any of the Credit Documents or in connection with the Debt.

(h)           release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

(i)           taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

(j)           release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, to Lender as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--Lender.

(k)           death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

(l)           occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Credit Documents or any defect or deficiency in any of the Debt or Credit Documents, including the unenforceability of any provisions of any of the Credit Documents because entering into any such Credit Document was ultra vires or because anyone who executed them exceeded their authority.

(m)           failure to acquire, protect or perfect any lien or security interest in any collateral intended to secure any part of the Debt or any other obligations under the Credit Documents or failure to maintain perfection.

(n)           failure by Lender or any other Person to notify--or timely notify--Guarantor of any default, event of default or similar event (however denominated) under any of the Credit Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, release or exchange of any security, any other action taken or not taken by Lender against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Borrower, any new agreement between Lender and any Obligor or any other Person or any other event or circumstance.  Lender has no duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Credit Documents.

(o)           occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

(p)           receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any of Lender’s rights, remedies, powers or privileges under the Credit Documents, by law or otherwise available to Lender.

(q)           occurrence of any act, error or omission of Lender, except behavior which is proven to be in bad faith to the extent (but no further) that Guarantor cannot effectively waive the right to complain.

Section 3.3.   Waiver of Certain Rights and Notices.  Guarantor hereby WAIVES and RELEASES all right to require marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection, suit and the taking of any other action by Lender.

Section 3.4.            Not a Collection Guaranty.  This is an absolute guaranty of payment, and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Lender be required to enforce, attempt to enforce or exhaust any of Lender’s rights, benefits or privileges under any of the Credit Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Lender from exercising and enforcing at any time any right, benefit or privilege which Lender may have under any Credit Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor’s obligations hereunder are--and shall be--absolute, independent and unconditional under any and all circumstances.  Should Lender seek to enforce Guarantor’s obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other Person.  Guarantor’s obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor.  All waivers in this Guaranty or any of the Credit Documents shall be without prejudice to Lender at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder.  Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Credit Documents and termination of Lender’s obligation--if any--to make any further advances under the Note or extend other financial accommodations to any Obligor.

Section 3.5.            Subrogation.  Guarantor agrees that it shall never be entitled to be subrogated to any of Lender’s rights against any Obligor or any other Person or any collateral or offset rights held by Lender for payment of the Debt until final termination of this Guaranty.

Section 3.6.            Reliance on Guaranty.  All extensions of credit and financial accommodations heretofore or hereafter made by Lender under or in respect of the Note or any of the other Credit Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

Section 3.7.            Demands are Conclusive.  Any demand by Lender under this Guaranty shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

Section 3.8.            Joint and Several.  If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor’s obligations hereunder shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

Section 3.9.            Payments Returned.  Guarantor agrees that, if at any time all or any part of any payment previously applied by Lender to the Debt is or must be returned by Lender--or recovered from Lender--for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made.

ARTICLE 4

Guarantor warrants and represents as follows:

Section 4.1.            Organization.  If Guarantor is not a natural Person, (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its organization and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Guaranty, (ii) Guarantor is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary or desirable and (iii) Guarantor’s execution, delivery and performance of this Guaranty have been duly authorized by all necessary action under Guarantor’s organizational documents and otherwise.

Section 4.2.            Consents.  Guarantor’s execution, delivery and performance of this Guaranty do not and will not require (i) any consent of any other Person or (ii) any consent, license, permit, authorization or other approval (including foreign exchange approvals) of any court, arbitrator, administrative agency or other governmental authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other governmental authority.

Section 4.3.            No Conflict.  Neither execution or delivery of this Guaranty, nor the fulfillment of or compliance with its terms and provisions will (i) violate any constitutional provision, law or rule, or any regulation, order or decree of any governmental authority or the basic organizational documents of Guarantor or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which Guarantor is a party or bound.

Section 4.4.           Enforceability.  Guarantor has duly and validly executed, issued and delivered this Guaranty.  It is in proper legal form for prompt enforcement and it is Guarantor’s valid and legally binding obligation, enforceable in accordance with its terms.  Guarantor’s obligations under it rank and will rank at least equal in priority of payment with all of Guarantor’s other unsecured debt (except only for debt preferred by operation of law or debt disclosed in writing to Lender to be senior before Guarantor’s execution and delivery of this Guaranty).

Section 4.5.            Information Accurate.  All information supplied to Lender, and all statements made to Lender, by or on behalf of Guarantor before, concurrently with or after Guarantor’s execution of this Guaranty are true, correct, complete, valid and genuine in all material respects.  Each of Guarantor’s financial statements furnished to Lender fairly present the financial condition of Guarantor as of its date and for the period then ended.  No material adverse change has occurred in the financial condition reflected in any such statement since its date, and all assets listed on such statements are subject to Guarantor’s management, control and disposition and--except as shown therein--are available to satisfy any claims rightfully made pursuant to this Guaranty.

Section 4.6.            Taxes.  Guarantor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes being diligently contested in good faith and for payment of which adequate reserves have been set aside.

Section 4.7.            Litigation.  There is no action, suit or proceeding pending--or, to the best of Guarantor’s knowledge, threatened--against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any material adverse change in Guarantor’s business or financial condition or in Guarantor’s property or Guarantor’s interest in it.

Section 4.8.            No Defaults.  Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any material debt for borrowed money or under any agreement or other papers evidencing or securing any such debt.

Section 4.9.            Other Contracts.  Guarantor is not a party to any contract or agreement which materially and adversely affects its business, property, assets or financial condition.

Section 4.10.          Relationship to Borrower.  The value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and all related papers and arrangements.  Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly (or if Guarantor is not a natural person, Guarantor’s board of directors, general partners or other governors have made that determination).  Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents.  Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal.  Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower’s financial condition, and is not depending on Lender to provide such information, now or in the future.  Guarantor agrees that Lender shall have no obligation to advise or notify Guarantor or to provide Guarantor with any data or information.

Section 4.11.          Guarantor Solvent.  Guarantor is now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or--to the best of Guarantor’s knowledge--against Guarantor.  Guarantor’s liabilities and obligations under this Guaranty do not and will not render Guarantor insolvent, cause Guarantor’s liabilities to exceed Guarantor’s assets or leave Guarantor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

Section 4.12.          No False Representation.  No representation or warranty contained in this Guaranty contains--or will contain--any untrue statement of material fact, or omits--or will omit--to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 4.13.          Regulation U.  Except as disclosed to Lender in writing prior to the date of this Guaranty, none of the proceeds of the Note or the other Debt will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make such credit a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 4.14.          Guarantor Has All Necessary Rights.  Guarantor possesses all permits, licenses, patents, trademarks, tradenames and copyrights required to conduct its business.

Section 4.15.          Legal Requirements.  Guarantor is in compliance in all material respects with all applicable legal requirements and Guarantor manages and operates (and will continue to manage and operate) its businesses in accordance with good industry practices.

Section 4.16.         ERISA.  No event has occurred which could result in Guarantor’s liability to the Pension Benefit Guaranty Corporation (“PBGC”).  Guarantor has met all requirements with respect to funding of each plan (a “Plan”) maintained for any of Guarantor’s or the Borrower’s employees subject to Title IV of the Employee Retirement Benefit Act of 1974, as amended, and related regulations (“ERISA”), if any exists.

Section 4.17.          Statements by Other.  All statements made on behalf of Guarantor in connection with any Credit Document shall constitute the joint and several representations and warranties of the person making the statement and Guarantor.

ARTICLE 5

Section 5.1.            Covenants for the Benefit of Lender.  Guarantor covenants and agrees that, until payment in full of the Debt, complete performance of all of the obligations of the Obligors under the Credit Documents and final termination of Lender’s obligation--if any--to make any further advances under the Note or provide any other financial accommodations to any Obligor, Guarantor will:

(a)           comply in all material respects with all applicable laws, statutes, regulations and requirements of governmental authority, and pay all taxes, assessments, governmental charges, claims for labor, materials, services, supplies, rent and other obligations which if unpaid may become a lien against Guarantor’s property, except liabilities being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained.

(b)           promptly after learning of any default or event of default under any Credit Document or of any event which with the passage of time or the giving of notice or both would become such a default or event of default, notify Lender of it in writing, specifying its nature, the period of its existence and what action Guarantor proposes to do about it.

(c)           promptly after learning of any pending or threatened litigation, arbitration or administrative proceeding to which Guarantor has--or may hereafter--become a party as a defendant, notify Lender in writing of the nature and claims made in such litigation, arbitration or administrative proceeding if the amount of damages claimed is $5,000,000.00 or more or if such litigation, arbitration or administrative proceeding would, if adversely determined, materially and adversely interfere with any of Guarantor’s businesses or otherwise materially and adversely affect Guarantor.

(d)           not change Guarantor’s name or the location of its chief executive office (or residence if Guarantor is a natural person) without first notifying Lender in writing of such change at least thirty (30) days before its effective date.

ARTICLE 6

Section 6.1.            Term.  Subject to the automatic reinstatement provisions of Section 3.9 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt, complete performance of all of the obligations of the Obligors under the Credit Documents and final termination of Lender’s obligation--if any--to make any further advances under the Note or to provide any other financial accommodations to any Obligor.

ARTICLE 7

Section 7.1.            Default.  If any default or event of default occurs under any of the Credit Documents, then that shall automatically constitute default under this Guaranty.

ARTICLE 8

Section 8.1.            Binding on Successors; No Assignment by Guarantor.  All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Lender, its successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Credit Documents without Lender’s express prior written consent.

Section 8.2.            Subordination of Borrower’s Obligations to Guarantor.  Guarantor agrees that if, for any reason whatsoever, Borrower now or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all liens, security interests, charges and other security devices, shall at all times, be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all liens, collateral assignments, security interests and other security devices securing the Debt.

Section 8.3.            Waiver of Suretyship Rights.  By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, and Chapter 43 and §17.001 of the Texas Civil Practice and Remedies Code, as the same may be amended from time to time.

Section 8.4.            Guarantor Agrees to Pay or Reimburse Lender’s Expenses.  To the extent not prohibited by applicable law, Guarantor will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time in connection with Lender’s exercising any of its rights and remedies under this Guaranty.  Guarantor agrees to indemnify, defend and hold Lender, its shareholders, directors, officers, agents, attorneys, advisors and employees (collectively “Indemnified Parties”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys’ fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from this Guaranty or any transaction or event contemplated therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of that Indemnified Party).  If any Person (including Guarantor or any of its affiliates) ever alleges gross negligence or willful misconduct by an Indemnified Party, the full amount of indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time--if any--as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  Any amount to be paid under this Section by Guarantor to Lender shall be a demand obligation owing by Guarantor to Lender and shall bear interest from the date of expenditure until paid at the per annum rate provided in the Note for interest on past due principal.

Section 8.5.            Amendments in Writing.  This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by Guarantor and Lender.  Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given.  No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

Section 8.6.            Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given on the second business day after mailing):

If to Guarantor:

American Realty Capital Operating Partnership III, L.P.
405 Park Avenue, 15th Floor
New York, New York  10022

If to Lender:

BOKF, NA, doing business as Bank of Texas
500 Chimney Rock 2nd Floor
Houston, Texas  77056
Attention:  Manager, Real Estate Group

Guarantor’s address for notice may be changed at any time and from time to time, but only after thirty (10) days’ advance written notice to Lender and shall be the most recent such address furnished in writing by Guarantor to Lender.  Lender’s address for notice may be changed at any time and from time to time, but only after ten (10) days’ advance written notice to Guarantor and shall be the most recent such address furnished in writing by Lender to Guarantor.  Actual notice, however and from whomever given or received, shall always be effective when received.

Section 8.7.            Gender; “Including” is Not Limiting; Section Headings.  The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa.  Wherever the term “including” or a similar term is used in this Guaranty, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”  The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

Section 8.8.            Lender’s Offset Rights.  Lender is hereby authorized at any time and from time to time, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other properties of Guarantor now or in the future in the possession, custody or control of Lender, or on deposit with or otherwise owed to Guarantor by Lender--including all such monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for others unaffiliated with Guarantor--against any and all of Guarantor’s obligations to Lender now or hereafter existing under this Guaranty and due hereunder, irrespective of whether Lender shall have made any demand under this Guaranty.  Lender agrees to use reasonable efforts to promptly notify Guarantor after any such set-off and application, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on Lender.  Lender’s rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

Section 8.9.            Lifting of Automatic Stay.  In the event that Guarantor or any other Obligor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Lender is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Credit Documents against the security for the Debt, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended.  Guarantor hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Lender to lift such stay.  Guarantor expressly acknowledges that the security for the Debt is not now and will never be necessary to any plan of reorganization of any type.

Section 8.10.          Venue.  This Guaranty is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Guaranty.  Guarantor irrevocably agrees that any legal proceeding in respect of this Guaranty shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the “Specified Courts”).  Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Credit Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Guarantor further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor at its address as provided in this Guaranty or as otherwise provided by Texas law.  Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law.  Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

Section 8.11.          Survival.  The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

Section 8.12.          Rights Cumulative; Delay Not Waiver.  Lender’s exercise of any right, benefit or privilege under any of the Credit Documents or any other papers or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Lender’s other present or future rights, benefits or privileges.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law, the Credit Documents or any other papers.  No failure by Lender to exercise, and no delay in exercising, any right under any Credit Document or any other papers shall operate as a waiver thereof.

Section 8.13.          Severability.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

Section 8.14.          Entire Agreement.  This Guaranty embodies the entire agreement and understanding between Guarantor and Lender with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and Lender which has not been incorporated in this Guaranty.

Section 8.15.          Usury Not Intended; Savings Provisions.  Notwithstanding any provision to the contrary contained in any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guaranty which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate.  In this connection, Guarantor and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws.  In furtherance thereof, none of the terms of this Guaranty shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws.  Guarantor shall never be liable for interest in excess of the maximum rate permitted by applicable laws.  If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate.  The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Guarantor and Lender.

[Signature Page Follows]

THIS GUARANTY is executed as of the date first above written.

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP III, L.P.,

a Delaware limited partnership

By:	American Realty Capital Trust III, Inc.,
a Maryland corporation,
its general partner

	By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

[Signature Page to Guaranty]